UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 8, 2007

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 8, 2007, NAVTEQ Europe B.V., our European operating subsidiary (“NT Europe”) and Bayerische Motoren Werke Aktiengesellschaft (“BMW”) entered into a License Agreement (the “Agreement”).  Pursuant to the Agreement, NT Europe has agreed to (i) perform certain development tasks related to technical specifications and quality of NT Europe’s geographic database of Europe, South Africa, South Korea and certain countries in the Middle East (the “Data”) and (ii) license and distribute the Data for use by BMW in navigation systems.  BMW is not required to license or purchase any copies of the geographic data under the Agreement.  The term of the Agreement is from the date of signature until the end of the mass production of the applicable BMW vehicle.

For the quarter ended April 1, 2007, BMW represented approximately 12% of our revenues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: May 9, 2007	By:	/s/ David B. Mullen
David B. Mullen
Executive Vice President and
Chief Financial Officer